Exhibit 99.1

Victory Capital Reports Strong Second Quarter Earnings and Positive Net Long-Term Flows for First Half of Year

Second-Quarter 2022 Highlights

  Total Assets Under Management (AUM) of $154.9 billion1
  Long-term gross flows of $9.2 billion in the second quarter; $20.2 billion in the year-to-date period
  Long-term net flows of ($0.6) billion in the second quarter; $2.4 billion of positive long-term net flows in the year-to-date period
  GAAP operating margin of 55.2%
  Adjusted EBITDA margin of 49.2%2
  GAAP net income of $1.09 per diluted share
  Adjusted net income with tax benefit of $1.11 per diluted share2
  Board authorizes regular $0.25 quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--August 4, 2022--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended June 30, 2022.

“We are adeptly navigating the extraordinary declines in both the equity and fixed income markets on behalf of our clients,” said David Brown, Chairman and Chief Executive Officer. “The $20.2 billion of gross long-term flows and the $2.4 billion of positive net long-term inflows in the first half of 2022 demonstrate the confidence our clients have in our investment products and the professionals we have managing them.

“Periods of volatility create unique opportunities for actively managed strategies and as a result our investment performance continues to be excellent. As of June 30, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 85%, 79%, and 80%.

“The resiliency of our operating model is also on full display during these historically challenging market conditions. Our adjusted EBITDA margin exceeded 49% for the eighth consecutive quarter. This is a reflection of the overall strength of our platform and the hard work and dedication of our employees, who ensure that our clients around the world are receiving superior service.

“Our operating model also affords us the ability to continue to reinvest back into our business so we can emerge from this difficult period as an even stronger organization. At the same time, we continue to reduce debt and return excess capital to shareholders. During the second quarter, we repaid $45 million in debt and returned more capital to shareholders in the form of share repurchases and cash dividends than in any other quarter in our history.

“The recent market environment has not slowed our inorganic growth strategy, and we are currently in various stages of diligence with multiple acquisition prospects. As always, we continue to focus on serving our clients, which is our top priority.”

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Assets Under Management[1]
Ending	$154,947	$178,098	$161,936	$154,947	$161,936
Average	165,703	176,863	158,471	171,283	154,781

Long-term Flows[2]
Long-term Gross	$9,198	$11,012	$9,973	$20,210	$16,698
Long-term Net	(630)	3,043	302	2,413	(681)

Money Market/Short-term Flows
Money Market/Short-term Gross	$123	$124	$102	$247	$209
Money Market/Short-term Net	(53)	(53)	(126)	(106)	(317)

Total Flows
Total Gross	$9,321	$11,136	$10,074	$20,457	$16,908
Total Net	(683)	2,990	176	2,307	(998)

Consolidated Financial Results (GAAP)
Revenue	$216.0	$230.0	$221.9	$446.0	$434.9
Revenue realization (in bps)	52.3	52.7	56.2	52.5	56.7
Operating expenses	96.7	128.5	126.6	225.2	249.8
Income from operations	119.3	101.5	95.3	220.9	185.0
Operating margin	55.2%	44.1%	42.9%	49.5%	42.5%
Net income	79.2	71.3	69.3	150.5	134.5
Earnings per diluted share	$1.09	$0.97	$0.93	$2.05	$1.81
Cash flow from operations	90.2	74.8	84.5	165.1	164.2

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$106.2	$114.4	$112.2	$220.6	$219.1
Adjusted EBITDA margin	49.2%	49.7%	50.6%	49.5%	50.4%
Adjusted net income	71.4	81.1	80.3	152.5	157.0
Tax benefit of goodwill and acquired intangible assets	9.3	9.3	6.9	18.6	13.8
Adjusted net income with tax benefit	80.7	90.4	87.2	171.1	170.8
Adjusted net income with tax benefit per diluted share	$1.11	$1.23	$1.18	$2.34	$2.30
________________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM decreased by 13.0%, or $23.2 billion, to $154.9 billion at June 30, 2022, compared with $178.1 billion at March 31, 2022. The decrease was primarily attributable to negative market action of $21.7 billion as a result of volatility and unprecedented pullbacks in the market. Total gross flows were $9.3 billion for the second quarter and $20.5 billion for the year-to-date period. For the second quarter and year-to-date periods, the Company reported total net outflows of $0.7 billion and net inflows of $2.3 billion, respectively.

As of June 30, 2022, Victory Capital offered 129 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2022.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
58%	85%	79%	80%

Second Quarter 2022 Compared with First Quarter 2022

Revenue decreased 6.1% to $216.0 million in the second quarter, compared with $230.0 million in the first quarter, primarily due to a decrease in average AUM and revenue realization partially offset by one extra day in the quarter. GAAP operating margin expanded 1,110 basis points in the second quarter to 55.2%, up from 44.1% in the first quarter primarily due to the combination of a non-cash $23.1 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as decrease in variable expenses including compensation, distribution and other asset based expenses. Second quarter GAAP net income increased 11.1% to $79.2 million, up from $71.3 million in the prior quarter. On a per-share basis, GAAP net income increased 12.4% to $1.09 per diluted share in the second quarter, versus $0.97 per diluted share in the first quarter.

Adjusted net income with tax benefit decreased 10.7% to $80.7 million in the second quarter, down from $90.4 million in the first quarter. On a per-share basis, adjusted net income with tax benefit decreased 9.8% to $1.11 per diluted share in the second quarter, from $1.23 per diluted share in the prior quarter. Adjusted EBITDA decreased 7.2% to $106.2 million in the second quarter, versus $114.4 million in the first quarter. Adjusted EBITDA margin contracted 50 basis points in the second quarter of 2022 to 49.2% compared with 49.7% in the prior quarter.

Second Quarter 2022 Compared with Second Quarter 2021

Revenue for the three months ended June 30, 2022, declined 2.7% to $216.0 million, compared with $221.9 million in the same quarter of 2021 as a result of lower revenue realization over the comparable period.

Operating expenses decreased 23.7% to $96.7 million, compared with $126.6 million in last year’s second quarter due to a non-cash $32.3 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions. GAAP operating margin expanded 1,230 basis points to 55.2% in the second quarter, from 42.9% in the same quarter of 2021. GAAP net income rose 14.3% to $79.2 million, or $1.09 per diluted share, in the second quarter compared with $69.3 million, or $0.93 per diluted share, in the same quarter of 2021.

Adjusted net income with tax benefit decreased 7.4% to $80.7 million, or $1.11 per diluted share, in the second quarter, compared with $87.2 million, or $1.18 per diluted share in the same quarter last year. Adjusted EBITDA decreased 5.4% to $106.2 million, compared with $112.2 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin contracted 140 basis points to 49.2% in the second quarter of 2022, compared with 50.6% in the same quarter last year.

Six Months Ended June 30, 2022 Compared with Six Months Ended June 30, 2021

Revenue for the six months ended June 30, 2022, increased 2.6% to $446.0 million, compared with $434.9 million in the same period of 2021. The increase was primarily due to higher average AUM partially offset by lower revenue realization as a result of the WestEnd acquisition.

Operating expenses decreased 9.9% to $225.2 million for the six months ended June 30, 2022, compared with $249.8 million in the same period in 2021 due to a combination of non-cash $38.3 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in variable expenses, partially offset by continued investments to support future growth. GAAP operating margin was 49.5% for the six months ended June 30, 2022, a 700 basis point increase from the 42.5% recorded in the same period in 2021. GAAP net income rose 11.9% to $150.5 million, or $2.05 per diluted share, in the first six months of 2022 compared with $134.5 million, or $1.81 per diluted share, in the same period in 2021.

Adjusted net income with tax benefit increased 0.2% to $171.1 million, or $2.34 per diluted share, in the first six months of 2022, compared with $170.8 million, or $2.30 per diluted share in the same period in 2021. For the six months ended June 30, 2022, adjusted EBITDA rose 0.7% to $220.6 million, compared with $219.1 million for the same period in 2021. Year-over-year, adjusted EBITDA margin contracted 90 basis points to 49.5% in the first six months of 2022, compared with 50.4% in the same period last year.

Balance Sheet / Capital Management

During the second quarter, the Company reduced outstanding debt by an additional $45.0 million. The total debt outstanding as of June 30, 2022 was approximately $1,036 million and consisted of an existing term loan balance of $646.2 million and the 2021 Incremental Term Loans balance of $390.0 million. Subsequent to June 30, 2022, we reduced outstanding term loan principal by an additional $25.6 million through open market term loan debt repurchases and prepayments.

During the second quarter, the Company repurchased 640 thousand shares.

The Company’s Board of Directors also approved a regular quarterly cash dividend of $0.25 per share. The dividend is payable on September 26, 2022, to shareholders of record on September 12, 2022.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $154.9 billion in assets under management as of June 30, 2022. It was ranked ninth on Fortune’s list of the 100 Fastest Growing Companies for 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us: Twitter and LinkedIn

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the conflict in Ukraine and the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

©2021 Fortune Media IP Limited All rights reserved. Fortune is a registered trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Victory Capital Management, Inc.

Fortune’s annual list ranks the top performing, publicly traded companies in revenues, profits and stock returns over the three-year period ended April 30, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Revenue
Investment management fees	$168,129	$179,465	$168,033	$347,594	$328,317
Fund administration and distribution fees	47,877	50,554	53,871	98,431	106,536
Total revenue	216,006	230,019	221,904	446,025	434,853

Expenses
Personnel compensation and benefits	57,582	64,901	57,462	122,483	116,468
Distribution and other asset-based expenses	40,868	43,584	44,223	84,452	86,326
General and administrative	13,921	12,762	13,713	26,683	27,023
Depreciation and amortization	10,758	10,607	4,694	21,365	9,079
Change in value of consideration payable for acquisition of business	(26,600)	(3,500)	5,700	(30,100)	8,200
Acquisition-related costs	143	117	422	260	258
Restructuring and integration costs	8	9	422	17	2,475
Total operating expenses	96,680	128,480	126,636	225,160	249,829

Income from operations	119,326	101,539	95,268	220,865	185,024
Operating margin	55.2%	44.1%	42.9%	49.5%	42.5%

Other income (expense)
Interest income and other income (expense)	(3,443)	(207)	1,932	(3,650)	4,666
Interest expense and other financing costs	(9,925)	(9,233)	(6,155)	(19,158)	(13,000)
Loss on debt extinguishment	(963)	(1,555)	(1,146)	(2,518)	(3,927)
Total other income (expense), net	(14,331)	(10,995)	(5,369)	(25,326)	(12,261)

Income before income taxes	104,995	90,544	89,899	195,539	172,763

Income tax expense	(25,790)	(19,271)	(20,629)	(45,061)	(38,291)

Net income	$79,205	$71,273	$69,270	$150,478	$134,472

Earnings per share of common stock
Basic	$1.16	$1.04	$1.02	$2.19	$1.98
Diluted	1.09	0.97	0.93	2.05	1.81

Weighted average number of shares outstanding
Basic	68,521	68,747	67,776	68,633	67,769
Diluted	72,867	73,652	74,166	73,265	74,155

Dividends declared per share	$0.25	$0.25	$0.12	$0.50	$0.21

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures[1] (unaudited; in thousands except per share data and percentages)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net income (GAAP)	$79,205	$71,273	$69,270	$150,478	$134,472
Income tax expense	(25,790)	(19,271)	(20,629)	(45,061)	(38,291)
Income before income taxes	$104,995	$90,544	$89,899	$195,539	$172,763
Interest expense	9,499	8,724	6,086	18,223	13,396
Depreciation	2,102	1,954	1,524	4,056	2,770
Other business taxes	541	590	524	1,131	898
Amortization of acquisition-related intangible assets	8,656	8,656	3,171	17,312	6,309
Stock-based compensation	2,860	2,633	3,124	5,493	7,760
Acquisition, restructuring and exit costs	(24,033)	(844)	6,544	(24,877)	10,933
Debt issuance costs	1,560	2,061	1,304	3,621	4,097
Losses from equity method investments	9	57	65	66	157
Adjusted EBITDA	$106,189	$114,375	$112,241	$220,564	$219,083
Adjusted EBITDA margin	49.2%	49.7%	50.6%	49.5%	50.4%

Net income (GAAP)	$79,205	$71,273	$69,270	$150,478	$134,472
Adjustment to reflect the operating performance of the Company
Other business taxes	541	590	524	1,131	898
Amortization of acquisition-related intangible assets	8,656	8,656	3,171	17,312	6,309
Stock-based compensation	2,860	2,633	3,124	5,493	7,760
Acquisition, restructuring and exit costs	(24,033)	(844)	6,544	(24,877)	10,933
Debt issuance costs	1,560	2,061	1,304	3,621	4,097
Tax effect of above adjustments	2,604	(3,274)	(3,667)	(670)	(7,499)
Adjusted net income	$71,393	$81,095	$80,270	$152,488	$156,970
Adjusted net income per diluted share	$0.98	$1.10	$1.08	$2.08	$2.12

Tax benefit of goodwill and acquired intangible assets	$9,327	$9,322	$6,918	$18,649	$13,836
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.13	$0.13	$0.09	$0.25	$0.19

Adjusted net income with tax benefit	$80,720	$90,417	$87,188	$171,137	$170,806
Adjusted net income with tax benefit per diluted share	$1.11	$1.23	$1.18	$2.34	$2.30

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)
	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$42,718	$69,533
Receivables	90,900	104,305
Prepaid expenses	7,760	6,654
Investments, at fair value	29,498	31,724
Property and equipment, net	24,609	25,295
Goodwill	981,805	981,805
Other intangible assets, net	1,332,484	1,349,797
Other assets	57,796	10,633
Total assets	$2,567,570	$2,579,746

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$45,737	$62,102
Accrued compensation and benefits	48,308	53,905
Consideration payable for acquisition of business	278,400	309,380
Deferred tax liability, net	90,914	63,120
Other liabilities	48,534	33,388
Long-term debt, net[1]	1,017,496	1,127,924
Total liabilities	1,529,389	1,649,819

Stockholders' equity
Common stock, $0.01 par value per share: 2022 - 600,000,000 shares authorized, 78,361,311 shares issued and 68,365,862 shares outstanding; 2021 - 600,000,000 shares authorized, 77,242,372 shares issued and 68,662,779 shares outstanding	784	772
Additional paid-in capital	685,543	673,572
Treasury stock, at cost: 2022 - 9,995,449 shares; 2021 - 8,579,593 shares	(193,701)	(153,200)
Accumulated other comprehensive income	27,175	5,972
Retained earnings	518,380	402,811
Total stockholders' equity	1,038,181	929,927
Total liabilities and stockholders' equity	$2,567,570	$2,579,746

[1] Balances at June 30, 2022 and December 31, 2021 are shown net of unamortized loan discount and debt issuance costs in the amount of $18.7 million and $23.3 million, respectively. The gross amount of the debt outstanding was $1,036.2 million as of June 30, 2022 and $1,151.2 million as of December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)
	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2022	2022	2021	2022	2021
Beginning assets under management	$178,098	$183,654	$154,331	-3%	15%
Gross client cash inflows	9,321	11,136	10,074	-16%	-7%
Gross client cash outflows	(10,005)	(8,145)	(9,898)	23%	1%
Net client cash flows	(683)	2,990	176	N/A	N/A
Market appreciation (depreciation)	(21,670)	(8,250)	7,703	163%	N/A
Realizations and distributions	—	(30)	—	N/A	N/A
Acquired assets / Net transfers	(797)	(266)	(275)	200%	190%
Ending assets under management	154,947	178,098	161,936	-13%	-4%
Average assets under management	165,703	176,863	158,471	-6%	5%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2022	2021		2021
Beginning assets under management	$183,654	$147,241		25%
Gross client cash inflows	20,457	16,908		21%
Gross client cash outflows	(18,150)	(17,906)		1%
Net client cash flows	2,307	(998)		N/A
Market appreciation (depreciation)	(29,921)	15,421		N/A
Realizations and distributions	(30)	—		N/A
Acquired assets / Net transfers	(1,064)	272		N/A
Ending assets under management	154,947	161,936		-4%
Average assets under management	171,283	154,781		11%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
June 30, 2022
Beginning assets under management	$30,543	$18,489	$33,071	$14,548	$15,654	$58,656	$4,025	$174,985	$3,113	$178,098
Gross client cash inflows	1,476	701	1,455	126	1,140	2,249	2,051	9,198	123	9,321
Gross client cash outflows	(1,649)	(1,791)	(2,743)	(396)	(1,090)	(1,761)	(397)	(9,828)	(177)	(10,005)
Net client cash flows	(174)	(1,090)	(1,288)	(270)	50	488	1,654	(630)	(53)	(683)
Market appreciation (depreciation)	(4,011)	(2,558)	(1,575)	(2,365)	(2,437)	(8,652)	(70)	(21,669)	(2)	(21,670)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(2)	(4)	(809)	(56)	(10)	(7)	9	(879)	82	(797)
Ending assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947

March 31, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	2,433	1,118	1,604	126	1,241	2,802	1,688	11,012	124	11,136
Gross client cash outflows	(1,834)	(1,352)	(2,149)	(383)	(618)	(1,475)	(157)	(7,969)	(176)	(8,145)
Net client cash flows	599	(235)	(545)	(258)	624	1,327	1,531	3,043	(53)	2,990
Market appreciation (depreciation)	(655)	(1,381)	(1,541)	(1,083)	(1,096)	(2,470)	(28)	(8,255)	5	(8,250)
Realizations and distributions	—	—	—	—	—	—	(30)	(30)	—	(30)
Acquired assets / Net transfers[2]	21	11	3	123	77	(565)	3	(327)	61	(266)
Ending assets under management	$30,543	$18,489	$33,071	$14,548	$15,654	$58,656	$4,025	$174,985	$3,113	$178,098

June 30, 2021[1]
Beginning assets under management	$29,156	$20,230	$36,813	$14,448	$14,894	$34,709	$709	$150,958	$3,373	$154,331
Gross client cash inflows	1,412	1,238	1,754	91	1,108	4,056	314	9,973	102	10,074
Gross client cash outflows	(1,940)	(1,428)	(2,953)	(407)	(562)	(2,340)	(41)	(9,671)	(228)	(9,898)
Net client cash flows	(527)	(190)	(1,200)	(316)	545	1,716	274	302	(126)	176
Market appreciation (depreciation)	1,745	616	678	1,253	984	2,431	(7)	7,700	3	7,703
Acquired assets / Net transfers[3]	(33)	(39)	153	(101)	(180)	(81)	2	(278)	3	(275)
Ending assets under management	$30,340	$20,617	$36,444	$15,284	$16,244	$38,774	$978	$158,682	$3,254	$161,936

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Market	Total
June 30, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	3,909	1,819	3,060	251	2,382	5,051	3,739	20,210	247	20,457
Gross client cash outflows	(3,484)	(3,143)	(4,893)	(779)	(1,708)	(3,236)	(554)	(17,797)	(353)	(18,150)
Net client cash flows	425	(1,325)	(1,833)	(528)	673	1,815	3,185	2,413	(106)	2,307
Market appreciation (depreciation)	(4,666)	(3,939)	(3,116)	(3,449)	(3,533)	(11,122)	(98)	(29,923)	3	(29,921)
Realizations and distributions	—	—	—	—			(30)	(30)	—	(30)
Acquired assets / Net transfers	19	7	(806)	68	67	(572)	12	(1,206)	143	(1,064)
Ending assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947

June 30, 2021[1]
Beginning assets under management	$26,230	$18,368	$36,639	$14,230	$14,141	$33,676	$422	$143,706	$3,534	$147,241
Gross client cash inflows	3,154	2,310	3,779	189	1,754	4,894	619	16,698	209	16,908
Gross client cash outflows	(3,794)	(3,124)	(4,658)	(839)	(1,235)	(3,663)	(66)	(17,379)	(526)	(17,906)
Net client cash flows	(640)	(814)	(879)	(650)	519	1,231	552	(681)	(317)	(998)
Market appreciation (depreciation)	4,777	2,641	459	1,857	1,739	3,947	1	15,420	1	15,421
Acquired assets / Net transfers	(27)	423	226	(152)	(155)	(80)	2	236	36	272
Ending assets under management	$30,340	$20,617	$36,444	$15,284	$16,244	$38,774	$978	$158,682	$3,254	$161,936

[1] Beginning in January 2022, the Company’s “Other” asset class has been categorized to Solutions, Fixed Income, Global / Non-U.S. Equity, and Alternative Investments based on the underlying investment strategy. Additionally, all assets managed using alternative investment strategies are now included in the Company’s Alternative Investments asset class. Prior-period figures have been adjusted accordingly.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Three Months Ended	By Vehicle
			Separate
			Accounts and
	Mutual		Other Pooled
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2022
Beginning assets under management	$118,119	$5,246	$54,733	$178,098
Gross client cash inflows	6,114	608	2,600	9,321
Gross client cash outflows	(7,678)	(130)	(2,196)	(10,005)
Net client cash flows	(1,565)	478	404	(683)
Market appreciation (depreciation)	(13,457)	(568)	(7,645)	(21,670)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(800)	—	2	(797)
Ending assets under management	$102,297	$5,155	$47,494	$154,947

March 31, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	6,590	543	4,003	11,136
Gross client cash outflows	(6,383)	(69)	(1,694)	(8,145)
Net client cash flows	207	474	2,308	2,990
Market appreciation (depreciation)	(5,964)	(99)	(2,187)	(8,250)
Realizations and distributions	—	—	(30)	(30)
Acquired assets / Net transfers	(266)	—	—	(266)
Ending assets under management	$118,119	$5,246	$54,733	$178,098

June 30, 2021
Beginning assets under management	$117,830	$4,441	$32,061	$154,331
Gross client cash inflows	5,060	239	4,775	10,074
Gross client cash outflows	(5,376)	(169)	(4,353)	(9,898)
Net client cash flows	(317)	70	423	176
Market appreciation (depreciation)	5,879	218	1,606	7,703
Acquired assets / Net transfers	(229)	(375)	329	(275)
Ending assets under management	$123,164	$4,354	$34,418	$161,936
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	12,704	1,151	6,603	20,457
Gross client cash outflows	(14,061)	(199)	(3,890)	(18,150)
Net client cash flows	(1,357)	952	2,712	2,307
Market appreciation (depreciation)	(19,421)	(667)	(9,832)	(29,921)
Realizations and distributions			(30)	(30)
Acquired assets / Net transfers	(1,066)	—	2	(1,064)
Ending assets under management	$102,297	$5,155	$47,494	$154,947

June 30, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	10,525	479	5,904	16,908
Gross client cash outflows	(11,669)	(286)	(5,950)	(17,906)
Net client cash flows	(1,145)	193	(46)	(998)
Market appreciation (depreciation)	11,454	561	3,406	15,421
Acquired assets / Net transfers	(144)	(375)	791	272
Ending assets under management	$123,164	$4,354	$34,418	$161,936
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com